As filed with the Securities and Exchange Commission on August 12, 2008

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	36-4128138
(State or Other Jurisdiction	(IRS Employer Identification No.)
of Incorporation or Organization)

120 Broadway, 27th Floor
New York, New York 10271
(Address of Principal Executive Offices) (Zip Code)

NATIONAL HOLDINGS CORPORATION 2008 STOCK OPTION PLAN
and
INDIVIDUAL EMPLOYEE STOCK OPTIONS
(Full Title of the Plan)

Mark Goldwasser
Chairman and Chief Executive Officer
National Holdings Corporation
120 Broadway, 27th Floor
New York, New York 10271
(Name and Address of Agent for Service)

(212) 417-8000
(Telephone Number, Including Area Code, of Agent for Service)

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each Class to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee

Common Stock, $0.02 par value	5,000,000 Shares(1)(2)	$1.01	$5,050,000	$198

Common Stock, $0.02 par value	2,000,000 Shares(2)(4)	$1.01	$2,020,000	$ 80
			Total:	$278

(1)	Represents up to 5,000,000 shares issuable upon exercise of securities granted or to be granted pursuant to the Registrant’s 2008 Stock Option Plan (the “2008 Plan”).

(2)
Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of National Holdings Corporation common stock, $0.02 par value, as may be issuable under the 2008 Plan or the Employee Options described herein and pursuant to future stock dividends, stock splits or similar transactions.

(3)
Calculated solely for the purpose of determining the registration fee pursuant to Rule 457 under the Securities Act of 1933 and based upon the number of shares issuable upon exercise of options under the Plan and the average of the high and low prices for the common stock as quoted on Over-the-Counter Bulletin Board on August 11, 2008.

(4)	Represents shares issuable upon exercise of options to be granted to employees outside of the 2008 Plan (the “Employee Options).

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

          The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors, or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

National Holdings Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the U.S. Securities and Exchange Commission (the “Commission”):

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 filed with the Commission on December 10, 2007;

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2007 filed with the Commission on February 13, 2008.

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Commission on May 15, 2008;

(d)	The Registrant’s Current Reports on Form 8-K filed on November 8, 2007, April 2, 2008, April 16, 2008, June 17, 2008 and July 2, 2008;

(e)
A description of the Registrant’s common stock set forth under the heading “Description of our Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-133732) filed May 1, 2006; and

(f)
All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, (the “1934 Act”) after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Registrant’s Certificate of Incorporation, as amended, includes a provision that eliminates the personal liability of the Registrant’s directors for monetary damages for breach of fiduciary duty to the full extent permitted by Delaware law.

The Registrant’s Amended and Restated By-laws provide that the Registrant is required to indemnify and hold harmless its directors, officers, employees and agents in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if the party being indemnified acted in good faith and in a manner such party reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such party’s conduct was unlawful. In proceedings by or in the right of the Registrant, a party seeking to be indemnified may be indemnified if the above standards of conduct are met and to the extent as set forth above, however, if a court judges a party seeking to be indemnified liable to the corporation, no indemnification shall be provided except to the extent that the court deems proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise, including without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, such party shall be indemnified against all costs, charges and expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

The Registrant maintains insurance on behalf of its officers and directors, insuring them against liabilities that they may incur in such capacities or arising out of this status.

The above discussion of the Registrant’s Certificate of Incorporation, as amended, and Amended and Restated By-laws and of Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is respectively qualified in its entirety by such Certificate of Incorporation, as amended, Amended and Restated By-laws and statute.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8. EXHIBITS

Number	Exhibit

5.1	Opinion of Littman Krooks LLP

23.1	Consent of Marcum & Kliegman LLP, Independent Registered Public Accounting Firm

23.2	Consent of Littman Krooks LLP, as contained in Exhibit 5

24.1	Power of Attorney (included in signature page of this Registration Statement)

99.1*	National Holdings Corporation 2008 Stock Option Plan Option Plan

*Incorporated by reference from the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on January 24, 2008.

ITEM 9. UNDERTAKINGS

1.    The undersigned Registrant hereby undertakes:

(a)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 12th day of August, 2008.

NATIONAL HOLDINGS CORPORATION

By:	/s/ Mark Goldwasser
Mark Goldwasser
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Goldwasser and Alan B. Levin, and each of them, as his attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities, to sign any amendments to this registration statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)

/s/ Mark Goldwasser	Chairman and Chief Executive Officer	August 12, 2008
Mark Goldwasser

/s/ Leonard J. Sokolow	Vice Chairman, President & Director	August 12, 2008
Leonard J. Sokolow

/s/ Christopher C. Dewey	Vice Chairman & Director	August 12, 2008
Christopher C. Dewey

/s/ Marshall S. Geller	Director	August 12, 2008
Marshall S. Geller

/s/ Robert W. Lautz, Jr.	Director	August 12, 2008
Robert W. Lautz, Jr.

/s/ Jorge A. Ortega	Director	August 12, 2008
Jorge A. Ortega

/s/ Charles R. Modica	Director	August 12, 2008
Charles R. Modica

/s/ Alan B. Levin	Chief Financial Officer	August 12, 2008
Alan B. Levin	and Secretary

SECTION AND EXCHANGE COMMISSION

WASHINGTON, D.C.

EXHIBITS

TO

FORM S-8

UNDER

SECURITIES ACT OF 1933

NATIONAL HOLDINGS CORPORATION

EXHIBIT INDEX

Number	Exhibit

5.1	Opinion of Littman Krooks LLP

23.1	Consent of Marcum & Kliegman LLP, Independent Registered Public Accounting Firm

23.2	Consent of Littman Krooks LLP, as contained in Exhibit 5

24.1	Power of Attorney (included in signature page of this Registration Statement)

99.1*	National Holdings Corporation 2008 Stock Option Plan Option Plan

*Incorporated by reference from the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on January 24, 2008.